UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 15, 2012
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 4, 2012, OSI Restaurant Partners, LLC (the “Company”) announced the appointment of David Deno, 54, as the Company's Executive Vice President and Chief Financial Officer, commencing on May 7, 2012. In connection with Mr. Deno’s appointment as Executive Vice President and Chief Executive Officer, on May 15, 2012, the Company entered into an Officer Employment Agreement with Mr. Deno (the "Employment Agreement"), effective May 7, 2012, which provides for an initial term of five years, subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms. Pursuant to the terms of the Employment Agreement, Mr. Deno is entitled to receive an annual base salary of $600,000 and is eligible for an annual bonus based on achievement of performance objectives as set forth in the Company's incentive program. The target amount of the annual bonus is 85% of Mr. Deno’s base salary. For the year 2012, Mr. Deno will be eligible for the full-year program with a guaranteed minimum payment equal to his target bonus (or $510,000), so long as he remains an employee of the Company through the end of the 2012 calendar year.
Mr. Deno is entitled to a sign-on bonus of $425,000, less applicable taxes. One-half of the sign-on bonus will be paid to Mr. Deno on the date of his first paycheck from the Company, and the other half will be paid six months after the start of his employment with the Company. If Mr. Deno voluntarily terminates his employment with the Company or if the Company terminates Mr. Deno's employment for cause (within the meaning given to such term in the Employment Agreement) within 12 months following each payment of the sign-on bonus, Mr. Deno is required to reimburse the Company for such payment.
Mr. Deno will be entitled to reimbursement of reasonable costs associated with his relocation to Tampa, Florida in accordance with the Company's relocation policy. Mr. Deno will be eligible to participate in benefit programs offered by the Company to its executives, which include personal time off, paid holidays, medical benefits, and participation in the Company's non-qualified deferred compensation plan.
If Mr. Deno’s employment is terminated by the Company other than for cause or if he resigns for good reason (within the meaning given to such terms in the Employment Agreement), Mr. Deno will be entitled to receive, subject to continued compliance with the restrictive covenants contained in the Employment Agreement, continued base salary for a period of 12 months. Mr. Deno will be subject to non-competition and non-solicitation restrictions for a period of two years following any termination of his employment.
As previously announced, Dirk Montgomery, the Company's former Executive Vice President and Chief Financial Officer, assumed the role of Chief Value Chain Officer effective with the commencement of Mr. Deno's employment.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.01	Officer Employment Agreement made and entered into effective May 7, 2012, by and among David Deno and OSI Restaurant Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: May 17, 2012	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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